                                                                    EXHIBIT 4.12

No. 99LG-__

       THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.


                                   YOUBET.COM, INC.

                           WARRANT TO PURCHASE COMMON STOCK

                                                                 August 24, 1999

       YOUBET.COM, INC., a Delaware corporation formerly known as You Bet International, Inc. (the "Company"), hereby certifies that for value received ________________ (the "Holder"), or its assigns is entitled to purchase from the Company ________________ shares of the Company's Common Stock, par value $.001
per share ("Common Stock"), for $2.50 per share (the "Exercise Price").   The
shares of Common Stock which may be purchased upon the exercise of this Warrant are sometimes referred to herein as the "Warrant Shares." By its acceptance of this Warrant the Holder agrees to the terms hereof.

       Section 1. EXERCISABILITY OF WARRANT. This Warrant shall be exercisable on the date hereof until 5:00 p.m., Los Angeles time on June 29, 2003 (the "Termination Date") and thereafter this Warrant shall not be exercisable. The number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price thereof shall be subject to adjustment as provided in Section 6 hereof.

       Section 2.    TRANSFER OR EXCHANGE OF WARRANT.

              2.1 WARRANT REGISTER. This Warrant shall be numbered and shall be registered in a warrant register. The Company shall be entitled to treat the registered owner of this Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.

              2.2 TRANSFER. Subject to the terms hereof, this Warrant shall be transferrable only on the books of the Company, maintained at its principal office, upon delivery of this Warrant duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon each registration of transfer, the Company shall deliver a new Warrant of like tenor to the person entitled thereto.

       Section 3.    EXERCISE OF WARRANT.

              3.1    METHOD OF EXERCISE.

              (a) Subject to compliance by the Company and Holder of all applicable federal and state securities laws, this Warrant shall be exercised by surrender to the Company, at its principal offices, of (i) this Warrant, (ii) the purchase form attached hereto duly completed and signed, (iii) the investment representations set forth on EXHIBIT A hereto, and (iv) payment of the Exercise Price (as defined herein) for the portion of the Warrant to be exercised. Payment of the Exercise Price, shall be made in cash or by certified bank check.

                     In addition, at the election of the Holder, in lieu of paying the Exercise Price in cash or by certified bank check, this Warrant may be exercised by reducing the number of Warrant Shares received upon such exercise (a "Cashless Exercise"). The number of Warrant Shares delivered upon a Cashless Exercise shall be determined based on the formula:

                            N =     E
                                   ---
                                   FMV

       where:

       N      =      the number of Warrant Shares which would otherwise have
                     been received but are not to be received upon a Cashless
                     Exercise

       E      =      the aggregate Exercise Price for the number of Warrant
                     Shares being exercised that would have been paid without the Cashless Exercise.

       FMV    =      the average closing price of the Common Stock on the
                     principal market or the facilities of NASDAQ National
                     Market for the ten trading days prior to the date of the Notice of Exercise (or if the Common Stock is not listed on an exchange or on the facilities of NASDAQ National Market, the average of the closing bid and cash prices for the ten trading days prior to the date of the Notice of Exercise).

                     For example, if the Holder is exercising the Warrant with respect to 100,000 Warrant Shares with an Exercise Price of $2.50 per share through a Cashless Exercise when the fair market value of the Common Stock is $20.00 per share, upon such Cashless Exercise the Holder will receive 87,500 Warrant Shares rather than 100,000.

              (b) In the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares purchasable on such exercise, a new Warrant evidencing a right to purchase the remainder of the Warrant Shares will be issued with the same Termination Date, and otherwise of like tenor as this Warrant.

              (c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this restriction, be issuable upon the exercise of this Warrant, in lieu of delivering such fractional share, the Company shall pay to the holder of this Warrant an amount in cash equal to the same fraction times the fair market value (determined in accordance with Section 3.1(a) above) immediately prior to the exercise of this Warrant.

              3.2 ISSUANCE OF WARRANT SHARES. Upon surrender of this Warrant and payment of the Exercise Price as aforesaid and delivery of the required investment representations to the Company in accordance with Section
3.1 hereof, and within ten (10) days thereof, the Company shall issue and cause to be delivered to the Holder exercising this Warrant, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of the Warrants, together with a new Warrant representing the portion of this Warrant not exercised, if any. The Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become holder of record of shares of Common Stock, as of the date this Warrant is surrendered for exercise. All Warrant Shares will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. Each such certificate representing the Warrant Shares shall bear the following legend:

              "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION."

              The certificates shall also contain such legends as may be required by applicable state securities laws and other applicable laws.

       Section 4.    PIGGYBACK REGISTRATIONS.

              (a) If at any time the Company proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering Common Stock for sale to the public), each such time the Company will give at least fifteen (15) business days' prior written notice to the Holder of its intention so to do. Upon the written request of the Holder, received by the Company within ten (10) business days after the giving of any such notice by the Company, to register any of the Warrant Shares, the Company will cause such Warrant Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of such Warrant
Shares, as the case may be, by the Holder.   In the event that any
registration by the Company shall be, in whole or in part, an underwritten public offering of securities, then (i) if all other holders of securities to be included in such offering, other than the Company, agree at the request of the underwriter to refrain from selling securities of the Company for a reasonable period of time following the effective date of the applicable registration statement of the Company under the Securities Act, the Holder shall agree to refrain therefrom during such reasonable time period, provided that such time period shall not exceed one hundred and eighty (180) days, and
(ii) subject to Section 4(b) hereof, the number of Warrant Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would materially adversely affect the marketing of the securities to be sold therein.

              (b) In the event that the managing underwriter shall notify the Company in writing that it is of the opinion that the inclusion of all Warrant Shares and other securities proposed to be registered would materially adversely affect the marketing of the securities to be sold therein, the Company shall notify all persons desiring to include securities in such registration. In any registration in which persons other than the Company are permitted to include securities, the Holder shall not be entitled to include any Warrant Shares in any offering unless David Marshall and Russell Fine shall have been permitted to include in such offering the lesser of (i) two hundred thousand (200,000) shares of Common Stock each, (ii) an aggregate of 50% of the total number of shares of Common Stock which may be sold by all of the selling stockholders in such offering (including Common Stock to be sold by Messrs. Marshall and Fine), and (iii) the number of shares of Common Stock desired to be sold by Messrs. Marshall and Fine; provided, however that the foregoing priority will no longer be applicable to Mr. Marshall and Mr. Fine, as the case may be, at such times as Mr. Marshall or Mr. Fine, as the case may be, has sold an aggregate of two hundred thousand (200,000) shares of Common Stock. Thereafter, the Holder, together with other selling shareholders participating in such offering, shall have the right to sell the remaining shares which may be sold by selling shareholders in such offering such shares to be on a pro rata basis in accordance with the number of shares the securities owned by such persons.

              (c) Notwithstanding the foregoing provisions, the Company may withdraw any registration statement without thereby incurring any liability to the Holder pursuant to this Section 4.

       Section 5. REGISTRATION PROCEDURES. If and whenever the Company proposes to register any of its securities under the Securities Act for sale to the public, the Company will, as expeditiously as possible:

              (a) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as set forth herein); provided however, that prior to filing a registration statement or any amendment or supplement thereto, the Company shall provide the Holder with copies of all registration statements, amendments and supplements proposed to be filed and provide the Holder with a reasonable opportunity to provide comments thereto.

              (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of the distribution contemplated thereby and comply with the provisions of the Securities Act with respect to the disposition of all of the Warrant Shares covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

              (c) furnish to the Holder, and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

              (d) use commercially reasonable efforts to register or qualify the Holder's Warrant Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holder or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction when it is not so qualified or to consent to general service of process in any such jurisdiction;

              (e) use commercially reasonable efforts to cause the Warrant Shares covered by such registration statement to be listed on any securities exchange or accepted for quotation on any facility of the National Association of Securities Dealers, Inc. or stock exchange on which the Company's Common Stock is then quoted or listed as the case may be;

              (f) immediately notify the Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the issuance of a "stop order" by the SEC or of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and use reasonable efforts to promptly cause any "stop order" to be terminated and any prospectus to be amended or supplemented so as not to include any untrue statements of material fact or omit to state material facts required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.

              (g) if the offering is underwritten and at the request of the Holder, furnish on the date that the Warrant Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel(s) representing the Company for the purposes of such registration, addressed to the underwriters and to the Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,
(B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or regulatory matters contained therein), (C) such counsel has participated in conferences with officers and other representatives of the Company, and representatives of the independent certified public accountants of the Company, at which the contents of the registration statement and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the registration statement and prospectus included therein, and noting that they have relied as to materiality upon the statements of directors, officers and other representatives of the Company, nothing has come to such counsel's attention that has caused such counsel to believe that the registration statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the prospectus on the date thereof or on the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no view with respect to the financial statements contained therein) and (D) to such other matters as reasonably may be requested by counsel for the underwriters or by the Holder or its counsel and
(ii) if requested by the Holder, a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters or Holder reasonably may request;

              (h) provide to the Holder copies of all correspondence with the SEC relating to the registration statement; and

              (i) make available for inspection by the Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or underwriter, during business hours upon reasonable notice, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

       For purposes of this Warrant, the period of distribution of securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of securities in any other registration shall be deemed to extend until the earlier of the sale of all securities covered thereby and one hundred and twenty (120) days after the effective date thereof.

       In connection with each registration hereunder, the Holder will furnish to the Company in writing such information regarding the Holder as the Company may reasonably require in connection with the preparation of a registration statement which includes the Warrant Shares (the "Holder Information") of the Holder. In connection with a shelf registration hereunder, if the Holder shall distribute a prospectus of the Company in compliance with applicable securities laws and if the Company provides the Holder with a written prospectus for distribution in connection with such registration and thereafter the Company delivers a written notice to the Holder requesting that the Holder refrain from further distribution of such prospectus because such prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading, then the Holder will not thereafter further distribute such prospectus.

       In connection with any registration by the Company in an underwritten public offering, the Company and Holder will agree, to the extent requested by the managing underwriter, to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

       Section 6. REGISTRATION EXPENSES. All expenses incurred in connection with a registration hereunder or otherwise incurred by the Company in complying with this Warrant, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, reasonable fees and expenses of one counsel for all selling shareholders (such counsel to be selected by the holders of a majority of the shares of Common Stock included in such registration statement), fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance if any, but excluding underwriting discounts and selling commissions applicable to the sale of the Warrant Shares (collectively the "Registration Expenses"). The Company will pay all Registration Expenses in connection with each registration statement under this Warrant.

       Section 7.    INDEMNIFICATION.

              (a) In the event of a registration of any Warrant Shares under the Securities Act pursuant to this Warrant, the Company will indemnify and hold harmless the Holder, its affiliates, officers, directors, partners, employees, advisors and agents, each underwriter of such Warrant Shares thereunder and each other person, if any, who controls the Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which the Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation or alleged violation of the Securities Act or Exchange Act, including claims based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares were registered under the Securities Act pursuant to this Warrant, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with the Holder Information or information provided by the underwriter in writing specifically for use in such registration statement or prospectus.

              (b) In the event of a registration of any Warrant Shares under the Securities Act pursuant to this Warrant, the Holder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter of such Warrant Shares and each person, if any, who controls any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Warrant Shares were registered under the Securities Act pursuant to this Warrant, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, directors, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss claim, damage, liability or action, PROVIDED HOWEVER, that the Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with the Holder Information pertaining to the Holder, as such, furnished in writing to the Company by the Holder specifically for use in such registration statement or prospectus; PROVIDED FURTHER that in no event shall the liability of the Holder be greater than the amount received (net of commissions and expenses) by the Holder from the sale of the Warrant Shares giving rise to the claim for indemnification.

              (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than as provided in this Section 7(c) and shall only relieve the indemnifying party from any liability which it may have to such indemnified party under this
Section 7(c) if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall so desire, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 7(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Holder exercising rights under this Section 7, or any controlling person of the Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) the Holder will not be required to contribute any amount in excess of the net proceeds received by the Holder from the sale of all such Warrant Shares sold by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

       Section 8. RULE 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Warrant Shares without registration under the Securities Act in accordance with Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holder the Company shall deliver to the Holder a written statement as to whether the Company has complied with such information and requirements.

       Section 9.    INCONSISTENT REGISTRATION RIGHTS.   The rights granted
to the Holder hereunder are not inconsistent with rights granted to any other person.

       Section 10. MUTILATED OR MISSING WARRANT CERTIFICATE. In the event this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver, in exchange and substitution for this Warrant, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and reasonable and customary indemnity, if requested, also satisfactory to the Company. An applicant for such a substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

       Section 11.   CERTAIN COVENANTS

              11.1 RESERVATION OF COMMON STOCK. The Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company provides, and shall at all times provide so long as this Warrant remain outstanding, for the issuance of Common Stock sufficient to provide for the exercise of the rights represented by this Warrant. The Company shall reserve for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

              11.2 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other agreement or voluntary act, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company which is inconsistent with the rights granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the Exercise Price, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of this Warrant from time to time, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge in the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

       Section 12.   ANTI-DILUTION PROVISIONS.

              12.1 ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time, the holders of Common Stock (or other securities which the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant (the "Other Securities")) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

              (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

              (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

              (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 12.3 hereof), then and in each such case the Holder, on the exercise hereof shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions
(b) and (c) of this Section 12.1) which the Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 12.1) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 12.

              12.2   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

              (a) REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 12; provided that if any such reorganization, consolidation or merger is part of a series of transactions, then the Holder upon exercise of this Warrant shall be entitled to receive the stock and other securities and property (including cash) to which the Holder would have been entitled to receive if Holder had so exercised this Warrant immediately prior to the first transaction in such series.

              (b) DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable upon exercise of this Warrant after the effective date of such dissolution pursuant to this Section 12.2 to a bank or trust company having its principal office in Los Angeles, California, as trustee for the Holder of this Warrant.

              (c) CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 12.3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 11.2.

              12.3 EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 12.3. The number of Warrant Shares that the Holder of this Warrant shall thereafter be entitled to receive on the exercise hereof shall be increased to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 12.3) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 12.3) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise; provided that in no event may the Exercise Price be reduced below the par value of the Common Stock.

              12.4   CHIEF FINANCIAL OFFICER'S CERTIFICATE AS TO ADJUSTMENTS.
In each case of any adjustment or readjustment in the Warrant Shares (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial

Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, and (b) the Exercise Price and the number of Warrant Shares (or Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant and the Company will, on the written request at any time of the Holder of this Warrant, furnish to the Holder a like certificate setting forth the Exercise Price at the time in effect an showing how it was calculated.

       Section 13. HOLDER NOT A SHAREHOLDER. The Holder, shall not be, and shall not have any of the rights or privileges of a shareholder of the Company with respect to the Warrant Shares unless and until the Warrant is surrendered for exercise pursuant to Section 3 hereof. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally delivered to the owners of Common Stock concurrently with the distribution thereof to such owners.

       Section 14. NOTICES. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be either delivered in person, sent by fax, Federal Express or other overnight delivery service, or United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

TO THE COMPANY:             Youbet.com, Inc.
                            1950 Sawtelle Boulevard
                            Suite 180
                            Los Angeles, CA 90025
                            Attention:  Chief Executive Officer
                            Fax: (310) 444-3390

TO HOLDER:                  ________________
                            9301 Wilshire Boulevard, Suite 215
                            Beverly Hills, California 90212
                            Fax: (310) 248-4444

or such other fax number or address as either party may from time to time specify in writing to the other in the manner aforesaid. If sent by fax, such notices or other communications shall be deemed delivered upon electronic confirmation of receipt. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by Federal Express or overnight delivery, such notices or other communications shall be deemed delivered on the business day following the date of delivery of such notices or other communications to Federal Express or such other overnight delivery service.
If sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

       Section 15. ASSIGNMENT. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

       Section 16.   NOTICES OF RECORD DATE, ETC.  In the event of

              (a) any dividend or other distribution by the Company or any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property of the Company, or to receive any other right, or

              (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and prior to each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and the date on which the holders of Common Stock will be entitled thereto, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

       Section 17. APPLICABLE LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware applicable to contracts made and performed in that State.

       Section 18. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person, corporation or other entity, other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

       Section 19. ENTIRE UNDERSTANDING. This Warrant contains the entire terms of the Holder's rights hereunder and supersedes all prior agreements, understandings and arrangements with respect to the matters herein. This Warrant cannot be modified except by a written instrument signed by the Company and the Holder.

       Section 20. ATTORNEYS' FEES. Should an action be instituted by either of the parties hereto in any court of law or equity pertaining to the interpretation or enforcement of any of the provisions of this Warrant, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' fees and expenses.

                              [Signature page follows]

       IN WITNESS WHEREOF, the Company has executed this Warrant or caused this Warrant to be duly executed as of the day and year first above written.


                                        YOUBET.COM, INC.
                                        a Delaware corporation


                                        By: _______________________________
                                        Name:
                                        Title:

                                    PURCHASE FORM


                                                     ____________________, 19__


To:    Youbet.com, Inc.

       Reference is made to the Warrant to Purchase Common Stock dated May 11, 1999 (the "Warrant"), a copy of which is annexed hereto. Terms defined therein are used herein as therein defined.

       The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase _________ shares of Common Stock, and

  ______         makes payment herewith in full therefor at the Exercise Price
(initial if      of $___________ or
 applicable)


  ______         elects to have a Cashless Exercise.
(initial if
 applicable)

If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of the undersigned, whose address is set forth below.

                                               [NAME OF WARRANT HOLDER]


                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________


                                               [ADDRESS OF WARRANT HOLDER]


                                               ________________________________
                                               ________________________________
                                               ________________________________

                                    EXHIBIT A


                                ____________, 19__




YOUBET.COM, INC.
__________________________
__________________________

       Re:    WARRANT EXERCISE

Gentlemen:

       In connection with the exercise of that certain Warrant No. __ dated as of May 11, 1999 (the "Warrant") of Youbet.com, Inc., a Delaware corporation formerly known as You Bet International, Inc. (the "Company"), by the undersigned on the date hereof, and pursuant to Section 3.1 of the Warrant, the undersigned (the "Warrantholder"), hereby represents and warrants to the Company as follows:

       1. RESTRICTED SECURITIES. Warrantholder is acquiring the securities issuable upon the exercise of the Warrant (the "Securities") for investment for its own account and not with a view to or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). Warrantholder understands that the Securities have not been registered under the Act or under any state securities laws by reason of an exemption from the registration provisions of the Act and the applicable state securities laws which exemption depends upon, among other things, the representations and warranties of Warrantholder set forth herein. Accordingly, the Securities are "restricted securities" under the Act and Warrantholder acknowledges that the Securities must be held indefinitely unless they are subsequently registered under the Act and all applicable state laws or an exemption from such registration is available. Because the Company is presently under a limited obligation to register the Securities under the Act and applicable state securities laws, Warrantholder may be required to dispose of the Securities in private transactions which are exempt from registration under the Act, in which event the transferees will acquire "restricted securities" subject to the same limitations as in the hands of the Warrantholder. Warrantholder has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permits limited resales of securities purchased in a "private placement" subject to the satisfaction of certain conditions and that such Rule may cease to be available for resale of the Securities.

       2. LEGEND. Warrantholder is aware that the Securities will bear the following legend:

              "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION."

       3. ACCESS TO DATA. Warrantholder is familiar with, and has been given access to, all information concerning the business and financial condition, properties, operations and prospects of the Company that Warrantholder deems relevant. Warrantholder acknowledges that it has had an opportunity to discuss with representatives of the Company, the Company's business and financial condition, properties, operations and prospects and such other matters as Warrantholder deemed appropriate in connection with its investment in the Securities. Warrantholder is aware of the Company's business affairs and financial condition, and that any return on the Warrantholder's investment is highly speculative.

       4. ABILITY TO BEAR RISK. The Warrantholder is able to bear the economic risk of an investment in the Securities including, without limiting the generality of the foregoing, the risk of losing part of or all its investment and possible inability to sell or transfer the Securities for an indefinite period of time.

       5. ACCREDITED INVESTOR. The Warrantholder is an accredited investor as that term is defined under Rule 501(a) of Regulation D promulgated under the Act. By reason of the Warrantholder's or the Warrantholder's offeree representative's knowledge and experience in financial and business matters in general, and investments of this type in particular, the Warrantholder is capable of evaluating the merits and risks of making the investment in the Securities.

       6. NO ADVERTISING. Neither the Company nor any person acting on behalf of the Company has offered or sold the Securities to Warrantholder by means of any form of general solicitation or general advertising. Warrantholder has not received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of the Securities and Warrantholder will not do so in the future.

                                         Very truly yours,


                                         ______________________